Filed Pursuant to Rule 424(b)(3)

Registration No. 333-293099

PROSPECTUS

Up to 9,500,000 Shares of Common Stock

This prospectus relates to the offer and sale from time to time, by the selling securityholders identified in this prospectus, of up to 9,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Harvard Bioscience, Inc. (“Harvard Bioscience” or the “Company”) which includes (i) up to 2,000,000 shares of Common Stock issuable upon the exercise of warrants (the “Warrants”) at an exercise price of $0.50 per share, which Warrants were issued pursuant to the Loan and Security Agreement, dated December 17, 2025, by and among the Company, certain financial institutions party thereto as lenders (the “Lenders”), and BroadOak Income Fund, L.P. (“BroadOak”), as administrative agent and collateral agent (the “Loan Agreement”); and (ii) up to 7,500,000 shares of Common Stock issuable upon the conversion of the outstanding principal amount, together with accrued and unpaid interest, of a convertible term loan in the aggregate principal amount of $7.5 million borrowed pursuant to the Loan Agreement (the “Term C Loan”), at a conversion price of $1.00 per share.

The Common Stock may be offered and sold from time to time by the entities or individuals listed in the section titled “Selling Securityholders” beginning on page 7  (the “Selling Securityholders”). We are registering these securities for sale by the Selling Securityholders to satisfy certain registration rights that we have granted to the Selling Securityholders. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of securities by the Selling Securityholders. We will pay the expenses incurred in registering the Common Stock covered by the prospectus, including legal and accounting fees. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock under this prospectus.

The Selling Securityholders may sell the Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a Selling Securityholder may sell its Common Stock in the section titled “Plan of Distribution” on page 10.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “HBIO.” On February 6, 2026, the last reported sale price of our Common Stock was $0.4952 per share.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under which the Selling Securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings.

Neither we nor the Selling Securityholders have authorized anyone to provide you with information that is different from or in addition to the information contained or incorporated by reference in this prospectus. Accordingly, neither we nor any Selling Securityholder takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give. The Selling Securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than where offers and sales of these securities are permitted or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

In making your investment decision it is important for you to read and consider all information contained in this prospectus. You should also read and consider the information in the documents to which we have referred you in the section titled “Incorporation by Reference” in this prospectus. To the extent the information contained in this prospectus differs or varies from the information contained in documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus will supersede such information.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

All references in this prospectus to “Harvard Bioscience,” “HBIO,” “the Company,” “we,” “us,” “our,” or similar references, refer to Harvard Bioscience, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

“Harvard” is a registered trademark of Harvard University. The marks “Harvard Apparatus” and “Harvard Bioscience” are being used pursuant to a license agreement entered into in December 2002 between us and Harvard University. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of the respective owners.

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PROSPECTUS SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus, including the risk factors and financial statements and related notes thereto included or incorporated by reference herein, before making a decision to purchase our securities.

Overview

Harvard Bioscience, Inc., a Delaware corporation, is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, drug and therapy discovery, bioproduction and preclinical testing for pharmaceutical and therapy development. Our products and services are sold globally to customers ranging from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations (“CROs”). With operations in the United States, Europe and China, we sell through a combination of direct and distribution channels to customers around the world.

We have organized our product line activities into two product families, cellular and molecular technology (“CMT”) and Preclinical. Our CMT product family is primarily composed of products supporting research related to molecular, cellular, organ and organoid technologies. Our CMT products also have application in the emerging field of bioproduction of pharmaceuticals and therapeutics as well as in in vitro testing of cell lines and organoids in therapy development. Our Preclinical product family includes products that support the preclinical research and testing phase for drug development, and in particular testing related to data collection and analysis for safety and regulatory compliance. Preclinical products are primarily sold to pharmaceutical and biotechnology companies and CROs, as well as large academic laboratories. We sell our products under several brand names, including Harvard Apparatus, DSI, Buxco, Biochrom, BTX, Heka, Hugo Sachs, Multichannel Systems MCS GmbH and Panlab.

Corporate Information

We were incorporated under the laws of the State of Delaware on September 8, 2000.

Our principal executive offices are located at 84 October Hill Road, Holliston, Massachusetts. Our telephone number is (508) 893-8999. We maintain a web site at www.harvardbioscience.com. The reference to our web site in this prospectus is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our web site is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined under the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our Common Stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter.

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THE OFFERING

Common Stock offered by the Selling Securityholders	Up to 9,500,000 shares of Common Stock, which includes up to 2,000,000 shares of Common Stock issuable upon the exercise of the Warrants and up to 7,500,000 shares of Common Stock issuable upon the conversion of the Term C Loan.

Terms of the offering	The Selling Securityholders may, from time to time, sell, at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine, any or all of their securities covered hereby. See “Plan of Distribution.”

Common Stock to be outstanding after this offering, assuming cash exercise of the Warrants and conversion of the Term C Loan	54,219,894 shares, assuming the cash exercise of the Warrants in full and conversion of the Term C Loan in full.

Use of Proceeds	We will not receive any of the proceeds from the sale of our securities by the Selling Securityholders. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus to read about factors that you should consider carefully before buying our securities.

Trading Market and Ticker Symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “HBIO.”

The number of shares of common stock outstanding immediately after this offering is based on 44,719,894 shares of Common Stock outstanding as of December 31, 2025.

This number excludes:

•	6,465,233 shares of our Common Stock reserved for issuance under the Harvard Bioscience, Inc. 2021 Incentive Plan (the “2021 Incentive Plan”), the Harvard Bioscience, Inc. Fourth Amended and Restated 2000 Stock Option and Incentive Plan (the “2000 Incentive Plan”) and the Harvard Bioscience, Inc. Employee Stock Purchase Plan, as amended (the “ESPP”) as of December 31, 2025;

•	164,013 shares of our Common Stock underlying outstanding options to purchase Common Stock under our 2021 Incentive Plan and our 2000 Incentive Plan, with a weighted average exercise price of $3.40 per share as of December 31, 2025; and

•	2,268,362 shares of our Common Stock issuable in connection with outstanding restricted stock units under our 2021 Incentive Plan and our 2000 Incentive Plan as of December 31, 2025.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties, as well as other information, in this prospectus, including the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus. The risks set forth in this prospectus and incorporated herein by reference are those which we believe are the material risks that we face. These risks are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our Common Stock could decline, and you could lose part or all of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;

•	our ability to make payments on our debt;

•	our expectations related to the use of proceeds from our financings;

•	our intellectual property position;

•	our ability to attract and retain key personnel;

•	the impact of government laws and regulations;

•	our competitive position;

•	developments relating to our competitors and our industry;

•	our ability to maintain and establish collaborations;

•	general or regional economic conditions;

•	changes in U.S. GAAP; and

•	changes in the legal, regulatory and legislative environments in the markets in which we operate, and the impact of these changes on our ability to obtain regulatory approval for our products.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward- looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. More information on factors that could cause actual results to differ materially from those anticipated is included from time to time in our reports filed with the SEC, including, but not limited to, those described in the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year, as updated by our subsequent filings under the Exchange Act, which are incorporated herein by reference, and as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus and the documents we have filed with the SEC that are incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock by the Selling Securityholders named in this prospectus. If the Warrants were to be exercised in full for cash, as to which no assurance can be given, we would receive an aggregate of $1.0 million in proceeds. Any such proceeds would be used, together with other available funds, for working capital and other general corporate purposes.

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SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Securityholders listed below of (i) up to 2,000,000 shares of Common Stock issuable upon the exercise of the Warrants and (ii) up to 7,500,000 shares of Common Stock issuable upon conversion of the Term C Loan. We are registering these securities for sale by the Selling Securityholders to satisfy certain registration rights that we have granted to the Selling Securityholders.

The Selling Securityholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus. As used in this prospectus, the term “Selling Securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interests in the Common Stock, other than through a public sale.

Except as set forth below, the following table sets forth certain information as of December 31, 2025 regarding the beneficial ownership of the Common Stock being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on 44,719,894 shares of Common Stock outstanding as of December 31, 2025. Information with respect to Common Stock owned beneficially after the offering assumes the sale of all of the Common Stock registered hereby and assumes no further acquisitions or dispositions of securities by the Selling Securityholders. The Selling Securityholders may offer and sell some, all or none of their Common Stock pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. Pursuant to the terms of the Loan Agreement, each of the Selling Stockholders listed in the table below is subject to a beneficial ownership limitation, such that it is restricted from effecting any exercise of the Warrants or conversion of the Term C Loan to the extent that doing so would result in it beneficially owning greater than 19.99% of the Company’s outstanding Common Stock after giving effect to such exercise or conversion, except upon written consent by a majority of the Company’s stockholders (the “Beneficial Ownership Limitation”). The numbers of shares of Common Stock beneficially owned before and after the offering presented in the table below do not give effect to the Beneficial Ownership Limitation.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Please see the section titled “Plan of Distribution” in this prospectus for further information regarding the Selling Securityholders’ method of distributing these securities.

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Name of Selling Securityholder	Shares Beneficially Owned Before the Offering (#)	Shares Being Offered (#)	Shares Beneficially Owned After the Offering(*)
			(#)	(%)

BroadOak Income Fund, L.P.(1)	8,100,000	8,100,000	0	0
BroadOak Fund VI, L.P.(2)	150,000	150,000	0	0
Bradley L. Radoff(3)	200,000	200,000	0	0
The Radoff Family Foundation(4)	100,000	100,000	0	0
JEC II Associates, LLC(5)	200,000	200,000	0	0
MOS Trust(6)	100,000	100,000	0	0
Peter H. Kamin Roth IRA(7)	150,000	150,000	0	0
The Andrew and Jaime Schwartzberg Revocable Trust(8)	147,500	147,500	0	0
Research Corporation Technologies, Inc.(9)	250,000	250,000	0	0
Other Selling Securityholders (as a group)(10)	102,500	102,500	0	0

* Assumes the sale of all of the shares of Common Stock offered in this prospectus.

This table and the information in this note are based upon information supplied by the Selling Securityholders:

(1)	Consists of 600,000 shares of Common Stock issuable upon the exercise of the Warrants held by BroadOak and 7,500,000 shares of Common Stock issuable upon the conversion of the Term C Loan. William F. Snider, a member of our board of directors, is Manager of BroadOak.

(2)	Consists of 150,000 shares of Common Stock issuable upon the exercise of the Warrants held by BroadOak Fund VI, L.P. (“BroadOak Fund VI”). William F. Snider, a member of our board of directors, is Manager of BroadOak Fund VI.

(3)	Consists of 200,000 shares of Common Stock issuable upon the exercise of the Warrants held by Bradley L. Radoff.

(4)	Consists of 100,000 shares of Common Stock issuable upon the exercise of the Warrants held by The Radoff Family Foundation. Bradley L. Radoff, as a director of The Radoff Family Foundation, may also be deemed the beneficial owner of the 100,000 shares of Common Stock owned by The Radoff Family Foundation.

(5)	Consists of 200,000 shares of Common Stock issuable upon the exercise of the Warrants held by JEC II Associates, LLC. Michael Torok and K. Peter Heiland may be deemed beneficial owners with voting and dispositive power over securities owned by JEC II Associates, LLC.

(6)	Consists of 100,000 shares of Common Stock issuable upon the exercise of the Warrants held by the MOS Trust.

(7)	Consists of 150,000 shares of Common Stock issuable upon the exercise of the Warrants held by Peter H. Kamin Roth IRA.

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(8)	Consists of 147,500 shares of Common Stock issuable upon the exercise of the Warrants held by The Andrew and Jaime Schwartzberg Revocable Trust. Andrew Schwartzberg and Jaime Schwartzberg are co-trustees of the Andrew and Jaime Schwartzberg Revocable Trust.

(9)	Consists of 250,000 shares of Common Stock issuable upon the exercise of the Warrants held by Research Corporation Technologies, Inc.

(10)	Represents shares of Common Stock beneficially owned by seven selling stockholders not listed above who, as a group, beneficially own less than 1.0% of our outstanding Common Stock prior to this offering, including: (i) 25,000 shares of Common Stock issuable upon the exercise of the Warrants held by Baker Hill Holding LLC, (ii) 25,000 shares of Common Stock issuable upon the exercise of the Warrants held by Bachrach Asset Management Inc. Cash Balance, (iii) 20,000 shares of Common Stock issuable upon the exercise of the Warrants held by Second Miller, LLC, (iv) 12,500 shares of Common Stock issuable upon the exercise of the Warrants held by Noble Matthew Hansen III, (v) 10,000 shares of Common Stock issuable upon the exercise of the Warrants held by Eric I Richman Living Trust, (vi) 5,000 shares of Common Stock issuable upon the exercise of the Warrants held by Ayoub Rashtchian rev. Trust and (vii) 5,000 shares of Common Stock issuable upon the exercise of the Warrants held by JoyinBlue Foundation.

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PLAN OF DISTRIBUTION

The Selling Securityholders and their permitted pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Common Stock covered by this prospectus. We will not receive any of the proceeds from such sales by the Selling Securityholders. We will bear all fees and expenses incident to our obligation to register such securities.

The Selling Securityholders may, from time to time, sell any or all of their Common Stock covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These sales may be at fixed or negotiated prices. If the Common Stock is sold through underwriters or broker-dealers, each Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions in connection with the Common Stock held by such Selling Securityholder. A Selling Securityholder may use any one or more of the following methods when selling Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through trading plans entered into by the Selling Securityholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through firm-commitment underwritten public offerings;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Common Stock owned by it and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Securityholders to include the pledgee, transferee, or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Common Stock owned by them in other circumstances, in which case the transferees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus.

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In connection with the sale of the Common Stock, or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or affiliates thereof or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions it assumes. The Selling Securityholders may also sell Common Stock short and deliver the Common Stock to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or affiliates thereof or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or affiliates thereof or other financial institution of Common Stock offered by this prospectus, which Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In addition, the Selling Securityholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from Selling Securityholders or others to settle such sales and may use securities received from Selling Securityholders to close out any related short positions. The Selling Securityholders may also loan or pledge Common Stock covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned Common Stock or, in an event of default in the case of a pledge, sell the pledged Common Stock pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the Common Stock covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for them may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by Selling Stockholders who are “underwriters,” and the compensation of any broker-dealer who executes sales for them, may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Common Stock against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of Common Stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

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LEGAL MATTERS

The validity of the securities registered hereunder has been passed upon for us by Covington & Burling LLP, Boston, Massachusetts. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.harvardbioscience.com, through which you can access our SEC filings. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be accessed on the SEC website as noted above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that we filed with the SEC on March 14, 2025;

•	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2025, June 30, 2025, and September 30, 2025, that we filed with the SEC on May 12, 2025, August 11, 2025, and November 6, 2025, respectively;

•	our Current Reports on Form 8-K that we filed with the SEC on March 12, 2025, April 10, 2025, April 16, 2025, June 2, 2025, June 13, 2025, June 23, 2025, June 27, 2025, July 17, 2025, August 11, 2025, August 13, 2025, September 9, 2025, October 3, 2025, December 5, 2025, December 17, 2025, January 12, 2026, January 20, 2026 and January 29, 2026 (in all cases, except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto);

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•	the description of our common stock contained in our Amendment No. 6 to Form S-1 Registration Statement filed with the SEC on December 6, 2000 and Exhibit 4.2 of the Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 16, 2020; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Harvard Bioscience, Inc.

84 October Hill Road

Holliston, MA 01746

Attn: Corporate Secretary

(508) 893-8999

You may also access these documents on our website, www.harvardbioscience.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

13

Up to 9,500,000 Shares of Common Stock

Prospectus

February 9, 2026